SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D. C. 20549



                              FORM 8-K


                            CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(D) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  April 27, 1998


                         Commission File Number 0-09519


                           REGENT TECHNOLOGIES, INC.
               (Exact name of Registrant as specified in its charter)


Colorado                                                   84-0807913
(State of Incorporation)                                   (IRS Employer
                                                      Identification No.)

16415 Addison Road, Suite 150, Dallas, Texas                 75248
(Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code:  972-732-9585

Item 5.  Other Items

(a) Regent Technologies, Inc. has entered into a letter of intent for Regent Digital Imaging, Inc., its wholly owned subsidiary, to acquire Digital Press
& Imaging, LLC, in a transaction valued at about $4,500,000. Regent Digital Imaging, Inc. provides a broad range of digital prepress and digital short run full color digital offset printing services to the graphic arts industry in the Dallas-Ft. Worth markets. Digital Press & Imaging, LLC operates three prepress and digital printing operations, one each in Tulsa, Oklahoma and Austin and San Antonio, Texas. The three operating centers of Digital Press & Imaging, LLC had combined sales of approximately $900,000 for the quarter ended March 31, 1998.

After the transaction, Digital Press & Imaging, LLC will operate under the auspices of Regent Digital Imaging, Inc. This will expand the markets serviced by Regent Digital Imaging, Inc. beyond the existing Dallas-Ft. Worth client base.

Regent Digital Imaging, Inc.'s digital prepress capabilities include equipment for the creation and combination of text and graphics or photographs, and facilities for the receipt of customer data files via the Internet. After a design is approved for printing, Regent Digital Imaging, Inc. utilizes state-of-the-art digital sheetfed printing equipment to provide significantly faster turnaround than the traditional printing, publishing and packaging industries.

Regent Technologies, Inc. and subsidiary companies provide Internet, telecommunications and digital printing products and services to the corporate and professional marketplace. Regent Digital Imaging, Inc. acquires and manages digital print and prepress businesses.




                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


	                                   				REGENT TECHNOLOGIES, INC.

                                   					David A. Nelson
					                                   President

Date:  May 11, 1998